UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 5, 2011

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	001-06510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

870 Haliimaile Road, Makawao, Hawaii 96768

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders

On May 5, 2011, Maui Land & Pineapple Company, Inc. (the “Company”) held its 2011 annual meeting of shareholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The number of shares of the Company’s common stock that were outstanding as of March 7, 2011, which was the record date for the Annual Meeting, was approximately 18,785,265. The final results of the voting at the Annual Meeting are as follows:

Proposal 1:  Election of Directors to serve for a one-year term or until their successors are elected and qualified:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Stephen M. Case	13,869,743	247,891	3,049,830
Warren H. Haruki	14,030,748	86,886	3,049,830
David A. Heenan	13,933,631	184,003	3,049,830
Kent T. Lucien	14,030,061	87,573	3,049,830
Duncan MacNaughton	14,028,852	88,782	3,049,830
Arthur C. Tokin	14,030,367	87,267	3,049,830
Fred E. Trotter III	14,032,734	84,900	3,049,830

Proposal 2:  Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011:

Shares voted for:	17,013,913
Shares voted against:	123,586
Shares abstained:	29,965
Broker Non-Vote:	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: May 9, 2011	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer